Exhibit 10.2

                              EMPLOYMENT AGREEMENT

BETWEEN:

                                B TWELVE LIMITED.
                   (hereinafter referred to as the "Company")

                                      -and-

                                 DR. URI SAGMAN
                  (hereinafter referred to as the "Executive")

WHEREAS the Company is a wholly owned subsidiary of B Twelve Inc., a corporation existing under the laws of the State of Florida; and

WHEREAS the Company is desirous of employing the services of the Executive and the Executive is desirous of providing his services to the Company on the terms and in accordance with the provisions hereinafter set forth;

WHEREAS the Company acknowledges that the Executive has other activities: he is a Director, President and Chief Executive Officer of GRN International Inc., a contract research organization and C Sixty Inc., a biotechnology company.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the services, payments, terms, provisions and covenants hereinafter set forth, the parties agree as follows:

1. The Company hereby engages the Executive as Chairman and Chief Scientific Officer. The Executive will devote a sufficient portion of his business time and effort to carry out the performance and duties as reported in Schedule A, attached hereto, and under this agreement and shall conform to all lawful instructions and directions given to him by the Board of Directors of the Company.

2. This agreement shall commence June 1, 2001 and continue for a period of two (2) years until May 31, 2003 at which time it shall come to an end unless earlier terminated in accordance with the terms of this agreement.

3. In consideration of the services performed by the Executive, the Company shall pay to the Executive an annual salary in the amount of C$100,000.00, commencing upon such date as the parent company successfully raises funds in the amount of US$1,500,000.00, to the satisfaction of the Company's payments until this objective is achieved. The Executive shall also receive options in accordance with the Option Agreement attached hereto.


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4.       Vacation time will be granted to the Executive on a discretionary basis. Under no circumstances will vacation time be less than that required pursuant to the Employment Standards Act of Ontario.

5. The Executive will be entitled to employee benefits pursuant to the policy in place for employees of the Company.

6. The Executive will obtain a life insurance policy in the amount of C$500,000.00 with the Company as sole beneficiary pursuant to the policy. The Executive will be fully reimbursed by the Company for the cost of the insurance premiums.

7. The Executive will be reimbursed by the Company for all legitimate and authorized expenses incurred by the Executive in the course of his employment with an on behalf of the Company.

8. The Executive may terminate this agreement by giving to the Company written notice equal to two (2) months. Where the Executive provides such notice of termination, the Company may, in its sole discretion, waive all or part of such notice, and the Executive shall not be entitled to any compensation for the period of notice so waived, except as may be required pursuant to the Employment Standards Act of Ontario.

9. The Company may terminate this agreement without cause at any time by providing the Executive with notice as required by the Employment Standards Act of Ontario.

10. Notwithstanding paragraph 9, the Company may terminate this agreement for just cause at any time without notice and without compensation to the Executive. For the purposes of the agreement, "cause" shall be defined as set out in paragraph 2 (i) to (iv) inclusive of the Option Agreement attached hereto.

11. All confidential records, material, and information and copies thereof and all trade secrets (and without restricting the generality of the foregoing, including inventions, discoveries and methods of processing and production) concerning the business or affairs of the Company obtained by the Executive in the course of his employment shall remain the exclusive property of the Company. During the Executive's employment, or at any time thereafter, the Executive shall not divulge the contents of such confidential records or any of such than to the Company or Company's qualified employees, and the Executive shall not, following the termination of his employment hereunder for any reason, use the contents of such confidential records or such confidential information or trade secrets for any purpose whatsoever, Under no circumstances shall the Executive remove any books, records or documents or copies thereof (whether or not confidential) for the Company's offices, nor shall the Executive make any copies of such books, records or documents or copies thereof for use outside the Company's office,



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         except as is reasonably required in the performance of his duties hereunder or as specifically authorized by the Company.

12. This agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. The agreement may only be amended by an agreement in writing executed by the parties hereto.

13. This agreement shall not be assigned by either party hereto without the prior written consent of the other.

14. The illegality or unenforceability of any term of terms of this agreement shall not affect the legality of enforceability of any other term or terms. Should any term of this agreement be held to be unenforceable by a Court or other body having jurisdiction, then this agreement shall be interpreted and construed as though such illegal or unenforceable term was omitted.

15. The obligations of the Executive and the rights of the Company pursuant to paragraph 11 shall survive the termination of this agreement for any reason whatsoever and shall continue thereafter in full force and effect.

16. The Executive acknowledges and agrees that he has had an opportunity to obtain independent legal advice with respect to this agreement and that he executes this agreement voluntarily, with full knowledge of its terms and conditions.

17. The agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF the parties have executed this agreement at ______________ in the Province of Ontario.


---------------------------------   ----------------------------------
Witness                             B Twelve Ltd.
                                    per:

-----------------                   ------------------
Date                                Date



                                    ----------------------------------
                                    Dr. Uri Sagman


                                    ------------------
                                    Date

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                                   SCHEDULE A


Expected performance and duties to be carry out by the Executive under this
Agreement:


[checkmark]   Chair and conduct meetings of the Board of Directors,

[checkmark]   Responsible for Research and Development activities,

[checkmark]   Monitor on-going Company R&D progress to ensure that appropriate steps such as patent filings are taken to protect new and innovative discoveries; Co-manage the intellectual property, including the patent portfolio,

[checkmark]   Monitor on-going Company R&D progress to ensure that program timetable is realistic and met with budget and on schedule,

[checkmark]   Work with Board members and management in raising additional capital for the Corporation,

[checkmark]   Evaluate in-licensing opportunities, identify and solicit
              potential licensees or co-development partners for Company's technology and product candidates, and negotiate contractual terms.

[checkmark]   Provide agenda of key issues from business operations for
              resolution and adoption by the Board,

[checkmark]   Draft and review of printed materials prepared for public
              consumption such as business plan or investor/partner presentation,

[checkmark]   Prepare on a quarterly basis a corporate progress report as well as an annual report at year-end to be submitted to the Board of Directors,


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